                             JOINT FILING AGREEMENT

     In accordance with Rule  13d-1(k)(1)  under the Securities Act of 1934, the undersigned  hereby  agree to the joint  filing with each other of the  attached statement on Schedule 13G and to all  amendments to such statement and that such statement  and all  amendments  to such  statement  is made on behalf of each of them.

     IN WITNESS WHEREOF,  the undersigned  hereby execute this Agreement on July
10, 2007.

                                       NATIONWIDE SA CAPITAL TRUST

                                    By:/s/Gerald J. Holland
                                       Name:    Gerald J. Holland
                                       Title:   Senior Vice President

                                       NATIONWIDE FUND ADVISORS

                                    By:/s/Gerald J. Holland
                                       Name:    Gerald J. Holland
                                       Title:   Senior Vice President